                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Rohm and Haas Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Rohm and Haas Company
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

100 INDEPENDENCE MALL WEST PHILADELPHIA PA 19106 TELEPHONE (215) 592-3000

                                                                      [ID: LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 2, 1994

     The annual meeting of stockholders of Rohm and Haas Company will be held at WHYY, Independence Mall West, 150 N. 6th Street, Philadelphia, Pennsylvania 19106, on Monday, May 2, 1994, at 10:30 a.m. to act upon the following matters:

     1. Election of 14 directors;

     2. Proposal to adopt the Rohm and Haas Top Executive Annual Award Plan;

     3. Proposal to adopt the Rohm and Haas Top Executive Long-Term Award Plan;

     4. Proposal to amend the Rohm and Haas Stock Option Plan of 1992; and

     5. Such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 11, 1994, are entitled to vote their shares.

     It is important that your shares be voted at the meeting. Please sign, date and return the enclosed proxy promptly. The accompanying envelope requires no postage if mailed in the United States.

     A summary report of the meeting will be mailed to stockholders.

                                                 Gail P. Granoff
                                                 Secretary

March 28, 1994

ROHM AND HAAS COMPANY

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 1994

  The enclosed proxy is solicited on behalf of the Board of Directors of Rohm and Haas Company for use at the annual meeting of stockholders to be held at WHYY, Independence Mall West, 150 N. 6th Street, Philadelphia, Pennsylvania 19106, on May 2, 1994, and at any adjournment thereof. Stockholders of record at the close of business on March 11, 1994 are entitled to notice of and to vote at the meeting. The Company had outstanding 67,593,803 shares of common stock and 2,705,461 shares of preferred stock on that date. Each share of common and preferred stock is entitled to one vote.

  All shares represented by duly executed proxies will be voted at the meeting. Any stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Company's secretary. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies for a fee of $5,000 plus reasonable out-of-pocket expenses. The Company will pay the cost of soliciting proxies, which are being mailed about March 28, 1994.

ELECTION OF DIRECTORS

  Fourteen directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected.

  The persons identified on pages 3 through 6 were nominated by the Board of Directors upon the recommendation of the Nominating Committee. All nominees currently serve on the Board of Directors. If any nominee is unable to serve as a director, the persons named in the proxy will vote for such other nominee as may be designated by the Board of Directors. No nominee owns more than 1% of the outstanding stock. Votes may be cast in favor of or withheld from each nominee. Provided that a quorum is present, the affirmative vote of the holders of a majority of the stock represented in person or by proxy at the meeting is required for election.

- ------------------------
[PHOTO]
                               GEORGE B. BEITZEL
                               DIRECTOR SINCE 1983
- ------------------------

Mr. Beitzel, 65, senior vice president and director of International Business Machines Corporation until retirement in March 1987; director of Bankers Trust Company, Computer Task Group, Flight Safety International, Inc., Phillips Gas Company, Phillips Petroleum Company, Roadway Services, Inc. and TIG Holdings.

Rohm and Haas Board Committees:
Chairman--Finance; member--Audit, Nominating, Strategic Planning

- ------------------------
[PHOTO]
                               DANIEL B. BURKE
                               DIRECTOR SINCE 1986
- ------------------------

Mr. Burke, 65, director of Capital Cities/ABC, Inc.; previously chief executive officer, president and director of Capital Cities/ABC, Inc. from 1990 to 1994; president, chief operating officer and director of Capital Cities/ABC, Inc. from 1986 to 1990; director of Avon Products, Inc. and Consolidated Rail Corporation.

Rohm and Haas Board Committees:
Chairman--Executive Compensation; member--Corporate Responsibility, Nominating, Strategic Planning

- ------------------------
[PHOTO]
                               EARL G. GRAVES
                               DIRECTOR SINCE 1984
- ------------------------

Mr. Graves, 59, chairman and chief executive officer of Earl G. Graves Ltd.; chairman and chief executive officer of Pepsi-Cola of Washington, D.C.; publisher and editor of Black Enterprise magazine; director of Aetna Life and Casualty Company, Chrysler Corporation.

Rohm and Haas Board Committees:
Chairman--Strategic Planning; member--Corporate Responsibility, Executive Compensation, Nominating

- ------------------------
[PHOTO]
                               JAMES A. HENDERSON
                               DIRECTOR SINCE 1989
- ------------------------

Mr. Henderson, 59, president, chief operating officer and director of Cummins Engine Company, Inc.; director of Inland Steel Industries, Inc. and Ameritech Corporation.

Rohm and Haas Board Committees:

Audit, Finance, Nominating, Strategic Planning
- ------------------------
[PHOTO]
                               JOHN H. MCARTHUR
                               DIRECTOR SINCE 1977
- ------------------------

Mr. McArthur, 59, dean of Harvard Business School; director of Cabot Corporation, Chase Manhattan Corporation, Springs Industries, Inc. and Teradyne Inc.

Rohm and Haas Board Committees:
Chairman--Audit; member--Finance, Nominating, Strategic Planning

- ------------------------
[PHOTO]
                               PAUL F. MILLER, JR.
                               DIRECTOR SINCE 1969
- ------------------------

Mr. Miller, 66, partner, Miller Associates, a private investment partnership and limited partner in the investment management firm of Miller, Anderson & Sherrerd since 1992; previously general partner in Miller, Anderson & Sherrerd from 1969 to 1991; director of Hewlett-Packard Company, The Mead Corporation and SPS Technologies Inc.

Rohm and Haas Board Committees:
Chairman--Nominating; member--Audit, Executive, Finance, Strategic Planning

- ------------------------
[PHOTO]
                               SANDRA O. MOOSE
                               DIRECTOR SINCE 1981
- ------------------------

Dr. Moose, 52, senior vice president and director of The Boston Consulting Group, Inc.; director of GTE Corporation and twenty-seven investment companies sponsored by New England Funds.

Rohm and Haas Board Committees:
Chairman--Corporate Responsibility; member--Executive, Executive Compensation, Nominating, Strategic Planning

- ------------------------
PHOTO
                               JOHN P. MULRONEY
                               DIRECTOR SINCE 1982
- ------------------------

Mr. Mulroney, 58, president and chief operating officer since 1986; director of Teradyne Inc. and Aluminum Company of America.

Rohm and Haas Board Committees:
Corporate Responsibility, Executive, Strategic Planning

- ------------------------
PHOTO
                               ROBERT E. NAYLOR, JR.
                               DIRECTOR SINCE 1986
- ------------------------

Dr. Naylor, 61, group vice president and regional director for North America since 1989; previously group vice president for research and corporate development from 1985 to 1989; director of Airgas, Inc.

Rohm and Haas Board Committees:
Finance, Strategic Planning

- ------------------------
PHOTO
                               GILBERT S. OMENN
                               DIRECTOR SINCE 1987
- ------------------------

Dr. Omenn, 52, dean of the School of Public Health and Community Medicine at the University of Washington, Seattle; Professor of Medicine and Professor of Environmental Health; director of Amgen and Immune Response Corp.

Rohm and Haas Board Committees:
Audit, Finance, Nominating, Strategic Planning

- ------------------------
PHOTO
                               RONALDO H. SCHMITZ
                               DIRECTOR SINCE 1992
- ------------------------

Dr. Schmitz, 55, member of the Board of Managing Directors of Deutsche Bank AG since 1991; previously member of the Board of Managing Directors from 1980 until 1990 and Chief Financial Officer from 1984 until 1990 of BASF AG; director of Carl Zeiss Jena GmbH, Deutsche Bundesbahn Holding GmbH, Deutsche Pfandbrief-und Hypothekenbank AG, Druck-und Verlagshaus Gruner + Jahr AG, Godecke AG, Kaufhof Holding AG, Metallgesellschaft AG, Tchibo Holding AG and Villeroy & Boch AG.

Rohm and Haas Board Committees:
Audit, Finance, Nominating, Strategic Planning

- ------------------------
PHOTO
                               ALAN SCHRIESHEIM
                               DIRECTOR SINCE 1989
- ------------------------

Dr. Schriesheim, 64, chief executive officer and director of Argonne National Laboratory since 1984; director of HEICO Corporation.

Rohm and Haas Board Committees:
Corporate Responsibility, Executive Compensation, Nominating, Strategic Planning

- ------------------------
PHOTO
                               MARNA C. WHITTINGTON
                               DIRECTOR SINCE 1989
- ------------------------

Dr. Whittington, 46, partner of the investment management firm of Miller, Anderson & Sherrerd since 1994; previously head of the business core of Miller, Anderson & Sherrerd from 1992 to 1993; executive vice president in 1992 and senior vice president from 1988 to 1991 at the University of Pennsylvania; director of Federated Department Stores.

Rohm and Haas Board Committees:
Audit, Executive, Finance, Nominating, Strategic Planning

- ------------------------
PHOTO
                               J. LAWRENCE WILSON
                               DIRECTOR SINCE 1977
- ------------------------

Mr. Wilson, 58, chairman and chief executive officer since 1988; director of The Vanguard Group of Investment Companies and Cummins Engine Company, Inc.

Rohm and Haas Board Committees:
Chairman--Executive; member--Strategic Planning

BOARD ORGANIZATION AND COMPENSATION

ORGANIZATION

  The Board of Directors held six meetings in 1993. All directors except Dr. Schmitz attended at least 75% of the meetings of the board and committees on which they serve. The committees of the board, their functions and the number of meetings held in 1993 are:

  AUDIT COMMITTEE (three meetings)--reviews the Company's annual financial statements; recommends to the Board of Directors the selection of the Company's independent accountants; approves audit and non-audit fees of independent accountants; reviews their independence and considers the scope of their audits and audit results, including review of the auditors' management letter and the Company's response to that letter; considers the adequacy of the Company's internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of the Company's policies and procedures with respect to compliance with the Company's Code of Business Conduct.

  CORPORATE RESPONSIBILITY COMMITTEE (three meetings)--establishes guidelines and monitors management performance in meeting the Company's responsibilities to its employees, its customers, the general public and the communities in which the Company operates.

  EXECUTIVE COMMITTEE (no meeting)--considers matters requiring board action between Board of Directors' meetings.

  EXECUTIVE COMPENSATION COMMITTEE (three meetings)--reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans.

  FINANCE COMMITTEE (four meetings)--reviews the financial strategy of the Company, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Board of Directors all dividend payments; considers the Company's financing plans; reviews the Company's foreign financial programs and currency exposure policies and practices; and provides oversight to the Benefits Investment Committee.

  NOMINATING COMMITTEE (three meetings)--monitors the program for top management succession and evaluates the performance of the chief executive officer and other executive officers; recommends composition of the Board of Directors and nominees for membership on the board. The Committee will consider board nominations submitted by stockholders if names and biographical data are submitted in writing to the Committee.

  STRATEGIC PLANNING COMMITTEE (two meetings)--reviews and approves the Company's long-term plans, strategies and resource allocations as well as intermediate-term operating plans.

COMPENSATION

  Directors who are employees of the Company do not receive compensation for their services as directors.

  ANNUAL--Directors who are not employees receive the following compensation:
- --------------------------------------------------------------------------------

Annual Retainers Directors                                                           $20,000
  Audit Committee chairman                                                             5,250
  Other Committee chairmen                                                             2,750
  Committee members                                                                    2,250
Attendance fee for board and committee meetings                                        1,000

- --------------------------------------------------------------------------------

  RESTRICTED STOCK PLAN OF 1992 FOR NON-EMPLOYEE DIRECTORS--All non-employee directors received a grant of restricted stock equal to $25,000 in January 1988, or upon election, if elected thereafter. The Restricted Stock Plan of 1992 for Non-Employee Directors continued this practice with non-employee directors receiving a grant of restricted stock equal to $25,000 every five years from the initial grant of stock until the year 2001.

  This plan covers an aggregate of 50,000 shares of Company common stock. As in the initial grant, the shares vest 20% for each year of board service. All shares are subject to forfeiture if a director leaves the board prior to completing five years of board service following the date of grant except in the event of retirement, death or disability.

  Directors may also elect to receive their board and committee retainers in restricted stock under the provisions of this plan; all such shares are immediately 100% vested.

  The Board of Directors may suspend, amend or terminate the plan at any time except that no amendment may extend the duration of the plan or increase the maximum number of shares that may be granted.

  OTHER BENEFITS--Non-employee directors who retire at age 68 after serving on the board for at least five years are entitled to receive an annual pension equal to their annual retainer as a director for a period of time not exceeding their length of service on the Board of Directors. Non-employee directors may elect to defer all or part of their compensation for services as a director. Mr. Beitzel and Dr. Omenn also receive a fee for their services as members of the Company's Environmental Advisory Council.

  OTHER INFORMATION--The equity fund in the Company's Savings Plan is invested in The Vanguard Index 500 Fund. Mr. Wilson is a director of The Vanguard Group of Investment Companies. The Company has a revolving credit agreement with Deutsche Bank under which the Company and its subsidiaries may borrow up to $20 million. The Company and its subsidiaries also have other banking relationships with Deutsche Bank in the normal course of business. Dr. Schmitz is a member of the board of managing directors of Deutsche Bank.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                       LONG-TERM COMPENSATION
                                                                       -----------------------
                                                                         AWARDS       PAYOUTS
                                                    ANNUAL             ----------     --------
                                                 COMPENSATION          SECURITIES                  ALL OTHER
             NAME AND                        ---------------------     UNDERLYING       LTIP        COMPEN-
             PRINCIPAL                        SALARY       BONUS        OPTIONS       PAYOUTS       SATION
             POSITION               YEAR       ($)          ($)           (#)           ($)           ($)
- ------------------------------------------------------------------------------------------------------------
                                                               (2)                         (2)          (3)
J. Lawrence Wilson                   1993    $552,500     $172,142          9,900     $223,726      $12,322
  Chairman & C.E.O.                  1992     525,000      401,524         11,000      291,240       11,853
                                     1991     496,250      252,248         13,376      229,340       10,975
Donald C. Garaventi                  1993    $277,750     $ 60,873          3,900     $ 82,827      $ 9,804
  Vice President                     1992     267,333      154,651          4,300      109,363        9,534
                                     1991     254,667       95,410          5,252       84,708       10,257
John P. Mulroney                     1993    $413,250     $115,467          6,700     $148,275      $13,748
  President                          1992     395,250      248,193          7,500      193,067       13,190
                                     1991     379,000      169,938          9,105      159,560       12,812
Robert E. Naylor, Jr.                1993    $310,875     $ 79,722          4,700     $104,076      $11,350
  Group Vice President               1992     295,667      185,864          5,200      135,487       10,970
                                     1991     280,667      117,867          6,395      105,034       11,905
John T. Subak                        1993    $278,500     $ 66,281          3,900     $ 82,827      $38,479
  General Counsel(1)                 1992     270,750      142,526          4,300      107,835       11,183
                                     1991     262,875       95,410          5,252       87,555       12,781
- ------------------------------------------------------------------------------------------------------------

(1) Mr. Subak retired as Group Vice President, General Counsel and Director on December 31, 1993.

(2) A portion of both the annual bonus and long-term plan payout is paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash and is included in the amounts shown in the table. The total number (and value) of restricted shares granted during the last five years in lieu of cash bonuses and held at the end of 1993 (which excludes 1994 grants made in lieu of a portion of the 1993 annual and long-term bonus awards) for the named executives were: Mr. Garaventi, 9,661 ($574,830); Mr. Mulroney, 22,927 ($1,364,157); Dr. Naylor,
    13,597 ($809,022); and Mr. Wilson, 35,401 ($2,106,360). Restrictions have been lifted on Mr. Subak's shares because of his retirement. Dividends are paid currently on restricted shares and such shares may be voted.

(3) All Other Compensation includes the Employee Stock Ownership and Savings Plan allocation, payment in lieu of accrued but unused vacation at retirement and the vacation, Christmas, long service, and benefits bonuses. During 1993 these were as follows: the Employee Stock Ownership/Savings Plan allocation was $8,568 for each named executive. A payment of $26,971 for accrued but unused vacation was made to Mr. Subak at retirement. Benefit bonuses paid in lieu of certain benefits provided at company expense to other employees were Mr. Garaventi -- $1,236, Mr. Mulroney -- $5,180, Dr. Naylor -- $2,782, Mr. Subak -- $2,940, and Mr. Wilson -- $3,754. The
    Christmas bonus and vacation bonus programs have been discontinued and no long service bonuses were paid in 1993.

                             OPTION GRANTS IN 1993

- --------------------------------------------------------------------------------

                                  INDIVIDUAL GRANTS
- -------------------------------------------------------------------------------------
                                                % OF
                                  NUMBER OF     TOTAL
                                  SECURITIES   OPTIONS                                 GRANT DATE VALUE
                                  UNDERLYING   GRANTED    EXERCISE                     ----------------
                                   OPTIONS       TO       OR BASE                         GRANT DATE
                                   GRANTED    EMPLOYEES    PRICE        EXPIRATION         PRESENT
              NAME                   (#)       IN 1993    (S/SH.)          DATE             VALUE
- -------------------------------------------------------------------------------------------------------
                                      (1)                      (2)                              (3)
J. L. Wilson                        9,900        9.5%     $54.1875     Jan. 4, 2003        $135,723
D. C. Garaventi                     3,900        3.8%      54.1875     Jan. 4, 2003          53,467
J. P. Mulroney                      6,700        6.5%      54.1875     Jan. 4, 2003          91,853
R. E. Naylor                        4,700        4.5%      54.1875     Jan. 4, 2003          64,434
J. T. Subak                         3,900        3.8%      54.1875   (4)Jan. 4, 2003         53,467

- --------------------------------------------------------------------------------

(1) Options are first exercisable January 5, 1994, except in the case of death or retirement when shares would be exercisable any time after July 4, 1993. Mr. Subak's options became exercisable upon his retirement.

(2) The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the January 5, 1993 grant date.

(3) Grant date values are estimated using the Black-Scholes option pricing model; however the Company does not believe that model, or any other, can determine with reasonable accuracy a present value of the stock options because all models are based on unknown and volatile factors. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:    6.20%          Volatility:          0.2604
Dividend yield:             3.12%          Time to exercise:    5.3 years

    Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

(4) Upon Mr. Subak's retirement, the expiration date of these options became December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1993,
                       AND DECEMBER 31, 1993 OPTION VALUE

- --------------------------------------------------------------------------------

                          SHARES
                         ACQUIRED
                            ON       VALUE
                         EXERCISE   REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
         NAME              (#)        ($)           (#)            (#)            ($)            ($)
- --------------------------------------------------------------------------------------------------------
J. L. Wilson                   0    $     0        9,900          69,850        $52,594      $1,672,726
D. C. Garaventi                0          0        3,900          34,842         20,719         915,507
J. P. Mulroney             3,239     91,716        6,700          59,045         35,594       1,471,741
R. E. Naylor                   0          0        4,700          30,484         24,969         716,752
J. T. Subak                4,889    124,708            0          23,276              0         462,602

- --------------------------------------------------------------------------------

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1993
- --------------------------------------------------------------------------------

                                              NUMBER OF         PERFORMANCES
                                            SHARES, UNITS         PERIOD          ESTIMATED FUTURE PAYOUTS
                                           OR OTHER RIGHTS         UNTIL        UNDER NON-STOCK PRICE PLANS
                  NAME                           (#)              PAYOUT        THRESHOLD            TARGET
- ------------------------------------------------------------------------------------------------------------
J. L. Wilson                                   $201,590           12/31/95       $50,398            $241,908
D. C. Garaventi                                  75,120           12/31/95        18,780              90,144
J. P. Mulroney                                  135,220           12/31/95        33,805             162,264
R. E. Naylor                                     93,360           12/31/95        23,340             112,032
J. T. Subak                                      75,120           12/31/95        18,780              90,144

- --------------------------------------------------------------------------------

Long-term bonus awards payable in cash and restricted stock are determined by multiplying a bonus standard for the executive's level times three factors: 1) the Company's three-year average return on equity (ROE) divided by the combined ROE of companies in the Value Line Industrial Composite, 2) the Company's ROE divided by a 13% ROE standard established by the Executive Compensation Committee representing typical long-term returns for equity investments in the United States, and 3) the average of the executive's individual performance ratings for the three year award period.

The numbers shown in the column titled "Number of Shares, Units or Other Rights" are bonus standards in dollar amounts set so that resulting bonuses combined with gains from stock options granted at the same time will produce total long-term compensation slightly below the median level provided by other industrial companies of like size and profitability, if the Company just meets performance targets. Individual performance ratings are based on performance against objectives and can range from zero to 1.25.

No payouts are allowed if the product of the two ROE ratios is less than 0.5, which would occur for example when Company ROE performance is 70% or less of the competition's ROE and of the ROE standard established by the Executive Compensation Committee. The payouts in the Threshold column are based on that number combined with a 0.5 factor for individual performance. Payouts in the Target column assume the Company's ROE matches both the competitive and standard ROEs and that individual accomplishments have resulted in a three-year average performance rating of 1.2. There is no maximum ROE performance limit and, therefore, no maximum award.

                               PENSION PLAN TABLE
- --------------------------------------------------------------------------------

AVERAGE SALARY                           YEARS OF SERVICE
     AND           ------------------------------------------------------------
 ANNUAL BONUS      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- -------------------------------------------------------------------------------
  $  200,000       $ 43,740     $ 58,320     $ 72,900     $ 87,480     $100,000
     400,000         88,740      118,320      147,900      177,480      200,000
     600,000        133,740      178,320      222,900      267,480      300,000
     800,000        178,740      238,320      297,900      357,480      400,000
   1,000,000        223,740      298,320      372,900      447,480      500,000
   1,200,000        268,740      358,320      447,900      537,480      600,000
- -------------------------------------------------------------------------------

This table shows the approximate aggregate annual pension benefit under the Pension Plan for Salaried Employees and the supplemental Executive Pension Parity Plan. Average salary is based on the highest consecutive 36 month base salary. Annual bonus is the average of the bonuses earned under the annual bonus plan in the seven years prior to retirement, excluding the highest and lowest of those bonuses. The table includes offsets for Social Security. As of December 31, 1993, the years of credited service on which benefits are based for the named executives are: Mr. Garaventi, 35 years; Mr. Mulroney, 36 years; Dr. Naylor, 12 Years; Mr. Subak, 31 Years; Mr. Wilson, 28 Years.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Executive Compensation Committee is responsible for assuring appropriate compensation of the Company's executive officers. Total compensation of Company executives is based on corporate and individual performance. Corporate performance is measured by the Company's return on equity compared to other chemical companies and to the long-term returns of a broad range of U.S. companies. Return on equity is used because of its strong relationship to stockholder value. Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. For the CEO and other executive officers, these objectives and the results achieved are reviewed by the Nominating Committee and its findings are communicated to the Executive Compensation Committee which determines the compensation consequences. Incentive compensation is paid in cash, restricted stock and by use of stock options.

  When the Company's performance just meets performance targets established by the Executive Compensation Committee, the Committee intends executive compensation to be slightly below the median levels of our competitors' compensation. As the Company's performance moves beyond those targets and the performance of our competitors, the Committee intends our executive compensation to move toward the high end of our competitors' compensation. If the Company's performance should fall below the performance targets, the Committee intends executive compensation to fall toward the low end of our competitors' compensation. The formulas described below are designed to achieve these results and have worked well for more than 15 years.

  The Committee has decided that the existing compensation plans should be modified for executive officers so that compensation paid to executive officers will be fully tax deductible by the Company even if it exceeds $1 million.

  SALARIES--Executive salaries are established under the same system used for most Company salaried employees. Individual salaries are targeted to an amount, based on the person's performance, in a salary range for that person's level. The salary range for each level is centered around the median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys.

  ANNUAL BONUSES--The amounts paid for the 1993 annual bonuses were determined by the following formula: the product of the square of an individual performance factor times a corporate factor times a bonus standard for the individual's level. The individual performance factor, assigned by the Executive Compensation Committee, is a rating on a scale that ranges from zero to 1.25. The corporate factor is determined by relating the Company's return on opening equity (ROE) performance (adjusted for certain unusual items) to the ROE of twenty five of the largest chemical companies and to the ROE standard established by the Executive Compensation Committee at 13% to represent typical long-term returns for equity investments in the United States. The product of those two ratios was
0.593 which is the Company's 1993 corporate factor. The corporate factor would be 1.0 if the Company just met performance targets. The bonus standards are dollar amounts set to pay bonuses slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if the Company just meets performance targets. Competitive bonus practices are determined through the same surveys on which salary ranges are based. All employees of the Company are eligible to receive annual bonuses but individual performance is a factor only for higher level employees.

  LONG-TERM BONUSES--The long-term bonus is based on a three year cycle and is determined by the following formula: the product of the average of the individual's performance ratings over the three year period times a corporate factor for the three year period times a long-term bonus standard. The corporate factor for the long-term plan is determined by relating the Company's three year ROE (adjusted for certain unusual items) to the three year ROE of companies in the Value-Line Industrial Composite and to the ROE standard established by the Committee. For the cycle ending in 1993, the long-term corporate factor was
0.941. The bonus standards for the long-term award are dollar amounts set to pay bonuses, when combined with the stock options granted, slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if the Company just meets performance targets. The long-term bonus plan and the grant of stock options are limited to approximately 75 senior managers.

  STOCK--All participants in the long-term bonus plan received stock options with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. The Committee determines guidelines for the granting of stock options so that the value of the stock options granted combined with long-term bonus awards would pay slightly below the median of total long-term compensation of other industrial companies of generally the same size and profitability at target performance. Nine executive officers received a portion of their annual and long-term bonuses in restricted stock in lieu of cash. The restrictions lapse after a five-year period.

  BENEFITS--The benefits provided for executives are in line with those of all parent company employees and with those provided by other large chemical companies.

PERFORMANCE OF THE COMPANY AND ITS CHIEF
EXECUTIVE OFFICER

  Operating results for the Company were lower in 1993 than in 1992. While volume growth was good during difficult economic times, the Company's performance suffered from pricing pressures and the adverse effect of exchange rates. Return on equity fell below the median of the chemical companies to which we compare ourselves and below the target established by the Committee. There was significant progress in integrating the Company's recent acquisitions and joint ventures. The Company sustained and built upon its Total Quality Leadership and environmental stewardship initiatives, and maintained a strong balance sheet. As a result, Mr. Wilson did not meet the financial objectives but met or exceeded all the nonfinancial objectives established for him by the Nominating Committee at the outset of the year.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  Mr. Wilson's salary was increased $30,000 by the Executive Compensation Committee early in 1993, reflecting the increase in the Company's salary ranges between 1992 and 1993, Mr. Wilson's long-term performance and the Committee's expectations of his future performance.

  Mr. Wilson's personal performance for 1993 was rated near the high end of a scale that ranges from zero to 1.25. His annual bonus was the product of the square of that individual performance factor times the corporate factor of 0.593 times the bonus standard for his position.

Mr. Wilson's award for the 1991-93 period was the product of the corporate factor of 0.941 times a long-term bonus standard times the average of his three annual individual performance ratings during the period. His annual bonus was down 57% from 1992 and his long-term payout for the three years ending with 1993 was down 22%.

  Half of each of Mr. Wilson's bonuses was paid in cash and the balance in restricted stock. Stock options granted to Mr. Wilson during the year were based on the Committee's guidelines with an exercise price equal to the fair market price on the date granted.

  EXECUTIVE COMPENSATION COMMITTEE--Daniel B. Burke, Chairman, Earl G. Graves, Sandra O. Moose, Alan Schriesheim.

                    CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
          ROHM AND HAAS COMPANY, S&P 500 INDEX AND S&P CHEMICAL INDEX

      MEASUREMENT PERIOD         ROHM AND HAAS    S&P 500 IN-    S&P CHEMICAL
    (FISCAL YEAR COVERED)           COMPANY           DEX            INDEX
1988                                    100.00          100.00          100.00
1989                                    104.62          131.69          129.12
1990                                    109.13          127.60          109.64
1991                                    140.12          166.47          142.97
1992                                    176.44          179.15          156.56
1993                                    201.04          197.21          175.09

Source: Standard & Poor

This comparison of five year cumulative total return assumes $100 invested on December 31, 1988 in Rohm and Haas Company Common Stock, S&P 500 Index and S&P Chemical Industry Composite Index and the reinvestment of dividends.

PROPOSALS ON COMPENSATION PLANS

  In August 1993, Congress passed the Omnibus Budget Reconciliation Act of 1993 which included a provision limiting the tax deductibility of compensation paid to the most highly compensated executive officers of public companies. Compensation paid under performance based compensation plans that have been approved by stockholders and meet certain other requirements of regulations issued by the Internal Revenue Service remains deductible; other compensation is deductible up to $1 million per person. Accordingly, the Executive Compensation Committee recommends that the Top Executive Annual Performance Award Plan and the Top Executive Long-Term Award Plan and the amendment to the Stock Option Plan of 1992 as described below be approved by stockholders to ensure that compensation paid under these plans is deductible. If approved by stockholders, these plans will be effective in 1994. The new plans are not intended to change the amount of compensation currently received by executive officers but to fulfill the tax requirements for deductibility. Therefore, to compensate executive officers in accordance with the policies described on page 12, the Executive
Compensation Committee may make discretionary annual awards to executive officers which are in addition to the plans for which stockholder approval is sought. Such discretionary awards, when combined with awards under the Top Executive Annual Performance Award Plan described below, may not exceed awards they would have received under the terms of the Annual Performance Award Plan covering all other Rohm and Haas Company employees.

  TOP EXECUTIVE ANNUAL PERFORMANCE AWARD PLAN (TEAPA). The purpose of this plan is to reward participating executive officers for the attainment of superior corporate annual return on equity. The Executive Compensation Committee will select participants from the group of executive officers, currently numbering
22. Six executive officers have been chosen to participate in this plan during 1994. Prior to the start of every year, the Executive Compensation Committee will approve an Annual Award Standard for each participant to be used as the basis for calculating the annual award. No Standard will exceed the lesser of $400,000 or 50% of the participant's base annual salary in the previous year. A Corporate Performance Factor will be calculated as the product of the multiplication of two ratios, each based upon annual Return on Opening Equity
(ROE). The Competitive ROE Ratio compares the Company's annual ROE to the greater of 11% or the average of the twelfth, thirteenth and fourteenth highest annual ROEs of the 25 largest chemical companies as reported by Value Line. The Absolute ROE Ratio will compare the Company's ROE to the greater of 13% or the competitive average minus 2%. Awards will equal the product of the participant's Annual Award Standard times the Corporate Performance Factor. The Executive Compensation Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50. The Board of Directors will have the authority to modify the plan without shareholder approval except as to those terms required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the plan is attached to this proxy statement as Exhibit A.

  TOP EXECUTIVE LONG-TERM AWARD PLAN (TELTAP). The purpose of this plan is to reward participating executive officers for the attainment of superior corporate three year return on equity. The Executive Compensation Committee will select participants from the group of executive officers, currently numbering 22. Six executive officers have been chosen to participate in this plan during the 1994 to 1996 award cycle. Prior to the start of every three year cycle, the Executive Compensation Committee will approve a Long-term Award Standard for each partici-pant to be used as the basis for calculating the long-term award at the end of the three year cycle. No Standard will exceed the lesser of $400,000 or 50% of the participant's base annual salary in the year before the start of the award cycle. A Corporate Performance Factor will be calculated as the product of the multiplication of two ratios, each based upon three year Return on Opening Equity (ROE). The three year competitive ROE ratio compares the Company three year ROE to the Value Line Industrial Composite three year ROE, or to 11% if greater. The Absolute ROE ratio compares the Company three-year ROE to the greater of 13% or the Value Line Industrial Composite three year ROE less 2%. The award under this plan will equal the product of the participant's Long-Term Award Standard for the award cycle times the Corporate Performance Factor for the cycle. The Executive Compensation Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50. The Board of Directors will have the authority to modify the plan without shareholder approval except as to those terms required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the plan is attached to this proxy statement as Exhibit B.

  AMENDMENT TO THE STOCK OPTION PLAN OF 1992. The Stock Option Plan of 1992, as approved by the stockholders at the 1992 Annual Meeting, covers an aggregate of 2,500,000 shares of Rohm and Haas common stock and provides for the granting of options for senior management employees of the Company or its majority-owned subsidiaries. Approximately 75 people received stock options in 1994. Options are granted at no less than fair market value on the date of grant and will not be exercisable for at least one year from date of grant except in the case of death or retirement when they are exercisable six months after grant. At the time of exercise, stock may be paid for in cash or with currently-owned company stock based on its market value at the time of exercise. All stock delivered in a stock-for-stock exercise must have been held by the grantee for a minimum of six months. Options expire ten years from date of grant except that they may expire earlier in case of employment termination. Unexercised options may be canceled if the option holder is discharged or accepts employment with a competitor.

  The Plan provides for the granting of incentive stock options or non-qualified options. The Company believes that under the Internal Revenue Code, optionees will realize no taxable income when options are granted. While exercise of an incentive stock option which meets the requirements of the Code will not result in taxable income, exercise of a non-qualified stock option will result in taxable income equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company will be entitled to a tax deduction upon the exercise of a non-qualified option in the amount equal to the optionee's taxable income.

  The Executive Compensation Committee has recommended that this plan be amended to limit the number of options that can be granted to any one individual within a five year period to 100,000; the plan will be otherwise unchanged. The Board of Directors will have the authority to modify the plan without shareholder approval except to extend its duration, increase the maximum number of shares for which options may be granted, reduce the option price below fair market value at the time of grant or to change those terms required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the plan as amended is attached to this proxy statement as Exhibit C.

NEW PLAN BENEFITS

  The benefits which would have been received by or allocated to each of the following under the new plans in 1993 had they been in effect:(1)
- --------------------------------------------------------------------------------

                                                  TEAPA                    TELTAP              STOCK OPTION PLAN
           NAME AND POSITION               DOLLAR VALUE($)(2)        DOLLAR VALUE($)(2)         NUMBER OF UNITS
- -----------------------------------------------------------------------------------------------------------------
J. Lawrence Wilson                              $ 119,543                 $ 220,601                   9,900
  Chairman and CEO
Donald C. Garaventi                                46,029                    82,827                   3,900
  Vice President
John P. Mulroney                                   80,185                   148,275                   6,700
  President
Robert E. Naylor, Jr.                              55,362                   102,622                   4,700
  Group Vice President
John T. Subak                                      46,029                    82,827                   3,900
  General Counsel
Executive Group                                   428,626                   772,809                  62,336
Non-Executive Officer Employee Group                  N/A                       N/A                  39,545

- --------------------------------------------------------------------------------

(1) Non-employee directors do not participate in any of these plans.

(2) Fifty percent of the TELTAP award and twenty five to fifty percent of the TEAPA award to the listed executives will be paid in restricted stock under the Restricted Stock Plan of 1992 and the rest will be paid in cash.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING
RESOLUTIONS:

  RESOLVED: That the Top Executive Annual Performance Award Plan as set forth in Exhibit A to this proxy statement is hereby approved;

  RESOLVED: That the Top Executive Long-Term Award Plan as set forth in Exhibit B to this proxy statement is hereby approved;

  RESOLVED: That the amendment to the Stock Option Plan of 1992 as set forth in Exhibit C to this proxy statement is hereby approved.

  Provided a quorum is present, an affirmative vote of a majority of the shares represented at the meeting is required for adoption. Abstentions will be counted as negative votes.

STOCK OWNERSHIP

  The following table lists the beneficial owners of more than 5% of the outstanding shares of the common and $2.75 cumulative convertible preferred stock of the Company.
- --------------------------------------------------------------------------------

                                                                              SHARES       PERCENTAGE OF
                                                                            BENEFICIALLY       CLASS
                        SHAREHOLDERS                             CLASS        OWNED         OUTSTANDING
- --------------------------------------------------------------------------------------------------------
John C. Haas, John O. Haas, William D. Haas and Thomas W.      common       10,418,457(2)      15.41%
  Haas and two income trusts of which they, together with
  Mellon Bank (East) N.A., are trustees(1)
Four charitable income trusts and a charitable foundation of   common       12,721,372(3)      18.82%
  which John C. Haas, John O. Haas, William D. Haas and
  Thomas W. Haas, together or individually, are trustees or
  directors with others(1)
Rohm and Haas Company Employee Stock Ownership Plan, 100       common        6,225,037(4)       9.21%
  Independence Mall West, Philadelphia, PA 19106
AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie           common        3,467,030          5.13%
  Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha
  Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle
  as a group, AXA, The Equitable Companies Incorporated and
  their subsidiaries(5)
Lucia H. Shipley and Charles R. Shipley, Jr.(6)                preferred     1,955,305         72.27%
William H. MacCrellish, Jr.(7)                                 preferred       264,417          9.77%
Trustees under the Shipley Company Employee Stock Ownership    preferred       414,373         15.32%
  Plan

- --------------------------------------------------------------------------------

(1) John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of the Company. John O. Haas, 425 Lombard St., Philadelphia PA 19147, William D. Haas, P. O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 109 Tidewater Farm Road, Stratham, NH 03885 are the sons of the late F. Otto Haas and the nephews of John C. Haas.

(2) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas own directly 135,785, 173,253, 106,120 and 208,371 shares respectively. Together with Mellon Bank they have voting and investment power for 9,794,928 shares in the two income trusts.

(3) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas share voting power and together with CoreStates Bank, N.A. have investment power for 9,163,380 shares in two charitable trusts. John C. Haas shares voting and investment power with other trustees in another charitable trust holding 1,161,384 shares and John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with other trustees in another charitable trust holding 1,161,384 shares. John O. Haas and William D. Haas share voting and investment power with other directors of The William Penn Foundation which holds 1,235,224 shares. They disclaim beneficial interest in these trusts and foundation.

(4) 686,591 of the shares have been allocated to employee accounts.

(5) Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle are at 101-100 Terasse Boiedlieu, 92042 Paris La Defense France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle are at La Grande Arche, Pardi Nord, 92044 Paris La Defense France; Uni Europe Assurance Mutuelle is at 24 Rue Drouot, 75009 Paris France; AXA is at 23, Avenue Matignon, 75008 Paris France; The Equitable Companies Incorporated is at 787 Seventh Avenue, New York, NY 10019.

(6) Lucia H. Shipley and Charles R. Shipley, Jr., 3507 West Gulf Drive, Sanibel, FL 33957, are spouses. The Lucia H. Shipley 1993 Revocable Trust, of which Mrs. Shipley is the trustee, and the Charles R. Shipley, Jr. 1993 Revocable Trust, of which Mr. Shipley is the trustee, own 948,407 and 948,402 shares, respectively, of Preferred Stock. As Shipley Institute of Medicine directors, Mr. and Mrs. Shipley, together with others, share investment and voting power in 58,496 shares owned by the Institute. The Institute's Preferred

    Stock, beneficial ownership of which is disclaimed by Mr. and Mrs. Shipley, is also shown in the table to be beneficially owned by Mr. MacCrellish.

(7) Mr. MacCrellish, Nutter, McClennen & Fish, One International Place, Boston, MA 02110-2699, owns directly 10,390 shares of Preferred Stock and together with others shares investment and voting power in 254,027 shares of Preferred Stock held by Shipley Institute of Medicine and 11 Shipley family trusts of which he is a director and trustee, respectively. He disclaims beneficial interest in the trusts and the Institute. The numbers attributed to Mr. MacCrellish do not include the shares held by the Shipley Company ESOP of which he is a trustee. He is a partner in Boyd, MacCrellish & Wheeler which received $156,397 in legal fees from Shipley Company Inc. in 1993 and Of Counsel to Nutter, McClennen & Fish which received $163,496 in legal fees from Shipley Company Inc. in 1993.

EXECUTIVE OFFICERS AND DIRECTORS

  The following table lists the shares of Company common stock owned by the listed executive officers, the directors and all executive officers and directors as a group as of March 15, 1994. None of the executive officers or directors owns preferred stock.
- --------------------------------------------------------------------------------

                                 NAME                        SHARES BENEFICIALLY OWNED
              ----------------------------------------------------------------------------
              G. B. Beitzel                                            11,036
              D. B. Burke                                               3118
              D. C. Garaventi                                 60,161 (including 35,892
                                                                exercisable options)
              E. G. Graves                                             2,413
              J. A. Henderson                                          1,768
              J. H. McArthur                                           1,772
              P. F. Miller                                             16,983
              S. O. Moose                                              2,372
              J. P. Mulroney                                 131,038 (including 65,745
                                                                exercisable options)
              R. E. Naylor                                    61,887 (including 35,184
                                                                exercisable options)
              G. S. Omenn                                              3,621
              R. H. Schmitz                                             581
              A. Schriesheim                                           1,768
              J. T. Subak                                     41,137 (including 20,388
                                                                exercisable options)
              M. C. Whittington                                        2,716
              J. L. Wilson                                   135,383 (including 75,046
                                                                exercisable options)
              All executive officers and directors                   760,423(1)
                as a group

           ----------------------------------------------------------

           (1) Includes 432,682 exercisable options, 46,480 shares allocated under the Company savings plan or ESOP and 101,087 restricted shares. All executive officers and directors as a group own 1.12% of the outstanding common stock.

INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick has served as the Company's principal independent accountants since 1953 and will continue in that capacity for 1994.

  A representative of KPMG Peat Marwick will attend the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

OTHER BUSINESS

  The Board of Directors is not aware of any other business to be presented at the meeting for stockholder action. If other matters arise at the meeting, the shares represented by duly executed proxies will be voted in the best judgment of the persons named in the proxy.

1995 ANNUAL MEETING PROPOSALS

  Proposals from stockholders intended to be presented at the annual meeting in 1995 must be received by the Secretary of the Company by November 28, 1994.

                                   EXHIBIT A
              ROHM AND HAAS TOP EXECUTIVE ANNUAL PERFORMANCE AWARD

  1. PURPOSE OF THE TOP EXECUTIVE ANNUAL PERFORMANCE AWARD (TEAPA). The purpose of this plan is to reward participating Rohm and Haas executive employees for the attainment of superior corporate annual return on equity.

  2. ELIGIBILITY. Awards under this plan may be made only to employees who are executive officers of Rohm and Haas Company. Eligible employees selected to participate in this plan shall not participate in the annual performance award plan covering all other employees, but may receive awards outside of this plan for individual accomplishments during the year.

  3. EXECUTIVE COMPENSATION COMMITTEE. An executive compensation committee (the Committee) consisting of no fewer than two members of the board of directors of Rohm and Haas Company who qualify as outside directors under applicable IRS regulations shall be appointed by the board. The board shall also designate one of the Committee members as chairman. The board may from time to time remove a member of the Committee and appoint other members in substitution for, or in addition to, members previously appointed to the Committee, and it may fill vacancies, however caused, in the Committee. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting. The Committee may also take action by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  4. AWARD CYCLE. Each calendar year is a distinct award cycle.

  5. ANNUAL AWARD STANDARDS. An annual award standard (Standard) shall be approved by the Committee for each participant prior to the beginning of the Award Cycle to be used as the basis for calculating the annual corporate performance award at the end of the award cycle to which it applies. The Standard for any individual participant shall not exceed the lesser of $400,000 or 50% of the participant's base annual salary in the year prior to the award cycle. Each Standard shall be evidenced by a written instrument at the beginning of the Award Cycle stating the formula for determining the amount of the award, the applicable cycle and related terms and conditions.

  6. CORPORATE PERFORMANCE FACTOR. The Corporate Performance Factor is the product of the multiplication of two ratios, each based on annual Return on Opening Equity (ROE). Annual ROE is derived by dividing the average annual net profit after taxes (NPAT) for the award cycle by the year-end equity for the year immediately preceding the cycle. The two ratios are the Competitive ROE Ratio and the Absolute ROE Ratio. The Competitive ROE ratio compares Rohm and Haas Company's Annual ROE to the greater of 11% or the average of the twelfth, thirteenth and fourteenth highest Annual ROEs of the 25 largest chemical companies as reported by Value Line. The Committee may remove a company from the 25 prior to the beginning of the cycle if it is more than 50% government owned, has debt more than three times equity, or is not considered primarily a chemical company. When a company is removed, it will be replaced by the next largest company. Value Line projections used in this calculation shall be the last available prior to the end February following the close of the Award Cycle. Rohm and Haas Company actual net profit after taxes and after adding back unusual expense items and write-offs as described in the Management Discussion and Analysis report to the shareholders shall be used in calculating the Company's ROE. The Committee may reduce the Corporate Performance Factor at its discretion, but may not make adjustments that result in an increase in the Factor. Equity used in calculating the Annual ROEs of companies including Rohm and Haas Company that have Employee Stock Ownership Plans (ESOP) shall be adjusted by adding back

ESOP amounts. The absolute ROE ratio will compare Rohm and Haas Annual ROE to the greater of 13% or the above mentioned competitive average minus 2%.

  7. DETERMINING AWARD PAYOUTS. TEAPA awards shall be equal to the product of the participant's Annual Award Standard times the Corporate Performance Factor. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50.

  8. PAYMENT OF AWARDS. Awards earned under the terms of the plan may be paid in cash or in stock through the Rohm and Haas Company Restricted Stock Plan of 1992, or some combination as determined by the Committee. Awards will be paid no later than March 15 of the year following the close of the Award Cycle.

  9. ACCOUNTING PRACTICES. Payment of awards shall not be influenced significantly by any changes in tax laws or accounting practices that take place during the Award Cycle and that might distort comparisons. If such changes occur, the Committee will adjust all figures to a common basis to permit an equitable calculation of corporate performance.

  10. TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH OF PARTICIPANT.

          (a) In the event of the resignation or discharge of a participant during an award cycle, that participant's award shall be immediately forfeited, and that participant shall have no right to any payment thereafter.

          (b) In the event of the retirement of a participant in accordance with the provisions of the pension plan or other policies of the company or any of its subsidiaries, participation shall continue to the end of the award cycle, and that participant shall be paid a percentage of the amount earned according to the terms of the award proportionate to his period of active service during the award cycle. However, in the event of retirement prior to the completion of three (3) months of service in an award cycle, no amount shall be paid.

          (c) In the event of the death of a participant during an award cycle, participation shall continue to the end of the award cycle, and the participant's designated beneficiary (or if none, then the participant's estate) shall be paid a percentage of the amount earned according to the terms of the award proportionate to the period of service during the award cycle prior to the participant's death. However, in the event of death prior to the completion of three (3) months of service in an award cycle, no amount shall be paid.

  11. ADMINISTRATION OF PLAN. The Committee is charged with the administration of the plan. Within the limits of the plan, the Committee is given full authority and discretion to determine the timing of awards, to select from among those eligible the individuals to participate, and to establish such other measures as may be necessary to the objectives of the plan. The Committee shall also have full power and authority to construe and interpret the plan. Its decisions shall be final, conclusive, and binding on all parties, including the company, the stockholders, and the employees.

  12. EFFECTIVE DATE OF PLAN. This plan shall take effect on January 1, 1994, subject to stockholder approval.

  13. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The board of directors of Rohm and Haas Company may at any time suspend, terminate or amend the plan in such respects as the board deems to be in the best interests of the company. No amendment, without the approval of the stockholders, shall modify any term required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of an award made hereunder prior to the effective date of the amendment. The Award cycle in effect at the time of termination of the plan shall remain in effect according to the original terms.

                                   EXHIBIT B
                ROHM AND HAAS TOP EXECUTIVE LONG-TERM AWARD PLAN

  1. PURPOSE OF THE TOP EXECUTIVE LONG-TERM AWARD PLAN (TELTAP). The purpose of this plan is to reward participating Rohm and Haas executive employees for the attainment of superior corporate long-term return on equity.

  2. ELIGIBILITY. Awards under this plan may be made only to employees who are executive officers of Rohm and Haas Company. Eligible employees selected to participate in this plan shall also participate in the Restricted Stock Plan of 1992 and in the Stock Option Plan of 1992 as amended, but are not eligible to participate in any other Rohm and Haas Company long-term award plan.

  3. EXECUTIVE COMPENSATION COMMITTEE. An executive compensation committee (the Committee) consisting of no fewer than two members of the board of directors of Rohm and Haas Company who qualify as outside directors under applicable IRS regulations shall be appointed by the board. The board shall also designate one of the Committee members as chairman. The board may from time to time remove a member of the Committee and appoint other members in substitution for, or in addition to, members previously appointed to the Committee, and it may fill vacancies, however caused, in the Committee. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting. The Committee may also take action by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  4. AWARD CYCLE. The award cycle is a period beginning the first of the company's fiscal year and includes three such fiscal years. A new cycle shall begin each year.

  5. LONG-TERM AWARD STANDARDS. A long-term award standard (Standard) shall be approved by the Committee for each participant before the beginning of the Award Cycle to be used as the basis for calculating the long-term award at the end of the award cycle to which it applies. The Standard for any individual participant shall not exceed the lesser of $400,000 or 50% of the participant's base annual salary in the year before the award cycle. Each Standard shall be evidenced by a written instrument at the beginning of the Award Cycle stating the formula for determining the amount of the award, the applicable cycle and related terms and conditions.

  6. CORPORATE PERFORMANCE FACTOR. The Corporate Performance Factor is the product of the multiplication of two ratios, each based on three-year Return on Opening Equity (ROE). Three year ROE is derived by dividing the average annual net profit after taxes (NPAT) for the three year period by the average of the year-end equities for the years immediately preceding the first and last year of the three-year cycle with Rohm and Haas Company's equity adjusted by adding back ESOP amounts. The two ratios are the Competitive ROE Ratio and the Absolute ROE Ratio. The three-year competitive ROE ratio compares the Rohm and Haas Company three year ROE to the Value Line Industrial Composite three year ROE, or to 11% if greater. Value Line projections used in this calculation shall be the last available prior to the end February following the close of the three year Award Cycle. The absolute ROE ratio compares the Rohm and Haas Company three-year ROE to the greater of 13% or the Value Line Industrial Composite three year average less 2%.

  7. DETERMINING AWARD PAYOUTS. TELTAP awards shall be equal to the product of the participant's Long-term Award Standard for the Award Cycle times the Corporate Performance Factor for that cycle. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50.

  8. PAYMENT OF AWARDS. Awards earned under the terms of the plan will be paid half in cash and half in stock (with the number of shares rounded to the next highest full number of shares) through the Restricted Stock Plan of 1992. Awards will be paid by March 15 of the year following the close of the performance cycle.

  9. ACCOUNTING PRACTICES. Payment of awards shall not be influenced significantly by any changes in tax laws or accounting practices that take place during the performance cycle and that might distort comparisons. If such changes occur, the Committee will adjust all figures to a common basis to permit an equitable calculation of corporate performance.

  10. TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH OF PARTICIPANT.

          (a) In the event of the resignation or discharge of a participant during an award cycle, that participant's long-term award shall be immediately forfeited, and that participant shall have no right to any payment thereafter.

          (b) When a participant retires under the provisions of the pension plan or other policies of the company, participation shall continue to the end of the award cycle, and that participant shall be paid part of the amount earned according to the terms of the award proportionate to the period of active service during the award cycle. However, in the event of retirement before the completion of three (3) months of service in an award cycle, no amount shall be paid for that cycle.

          (c) In the event of the death of a participant during an award cycle, participation shall continue to the end of the award cycle, and the participant's designated beneficiary (or if none, then the participant's estate) shall be paid part of the amount earned according to the terms of the award proportionate to the period of service during the award cycle before the participant's death. However, in the event of death before the completion of three (3) months of service in an award cycle, no amount shall be paid for that cycle.

  11. ADMINISTRATION OF PLAN. The Committee is charged with the administration of the plan. Within the limits of the plan, the Committee is given full authority and discretion to determine the timing of awards, to select from those eligible the individuals to participate, and to establish such other measures as may be necessary to the objectives of the plan. The Committee shall also have full power and authority to construe and interpret the plan. Its decisions shall be final, conclusive, and binding on all parties, including the company, the stockholders, and the employees.

  12. EFFECTIVE DATE OF PLAN. This plan shall take effect on January 1, 1994, subject to stockholder approval.

  13. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The board of directors of Rohm and Haas Company may at any time suspend, terminate or amend the plan in such respects as the board deems to be in the best interests of the company. No amendment, without the approval of the stockholders, shall modify any term required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Award cycles in effect at the time of termination of the plan shall remain in effect according to their original terms.

                                   EXHIBIT C
                AMENDED ROHM AND HAAS STOCK OPTION PLAN OF 1992

  1. PURPOSE OF PLAN. The purpose of the plan is to obtain for Rohm and Haas Company and its stockholders all the benefits that flow from attracting persons of ability as employees and from maintaining and developing a strong management, by affording select employees the opportunity of acquiring and increasing their proprietary shareholdings in the company, thereby aligning their interests with those of their fellow shareholders and further motivating them to exert their best efforts for the success of the company.

  2. STOCK SUBJECT TO THE PLAN. The plan covers an aggregate of 2,500,000 shares of Rohm and Haas Company common stock, which are hereby reserved for the granting of options pursuant to the plan. NO MORE THAN 100,000 OF THESE SHARES MAY BE GRANTED TO AN ELIGIBLE EMPLOYEE DURING ANY CONSECUTIVE FIVE YEAR PERIOD. For such purposes, either authorized and unissued shares, or treasury shares may be used. The total number of shares so reserved shall be appropriately adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure, including reorganization, recapitalization, merger and consolidation. Any shares subject to options under the plan that expire without being exercised in full shall thereafter be available for the grant of new options.

  3. ELIGIBILITY. Options under this plan may be granted only to employees (including officers and directors who are also employees) of Rohm and Haas Company or of its subsidiaries. The term "subsidiary" means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. No employee who owns stock possessing more than 10% of the total combined voting power of all classes of the company's stock shall be eligible to receive an Incentive Stock Option. The grant of an option shall not impose upon the company or its subsidiaries any obligation to retain the grantee as an employee for any period.

  4. EXECUTIVE COMPENSATION COMMITTEE. An executive compensation committee (the Committee), consisting of no fewer than three members of the board of directors of Rohm and Haas Company, shall be appointed by the board, which shall also designate one of the Committee members as chairman. From time to time, the board may remove a member of the Committee and appoint other members in substitution for, or in addition to, members previously appointed to the Committee, and it may fill vacancies, however caused, in the Committee. No member of the Committee shall be eligible for grants of stock options. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by majority vote of its members or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  5. ADMINISTRATION OF PLAN. The Committee is charged with the administration of the plan. Within the limits of the plan, the Committee is given full authority and discretion to determine the time or times for making grants of options, to select from among those eligible the individuals to receive grants, to designate the option as Incentive Stock Option under the provisions of the Internal Revenue Code of 1986 as amended (Incentive Stock Option) or non-qualified, and to determine the number of shares subject to each option granted and any conditions of exercise. The Committee shall also have full power and authority to construe and interpret the plan. Its decision shall be binding on all parties, including the company, the stockholders and the employees.

  6. OPTION PRICE. The purchase price of stock under each option granted shall not be less than the fair market value of the stock on the day the option is granted. The fair market value shall be the mean of the high and low prices of Rohm and Haas common stock as reported on the New York Stock Exchange composite transaction quotations for the day the option is granted, or if there be no transaction on that day, the fair market value shall be determined in accordance with the pertinent Internal Revenue Service rules and regulations.

  7. TERMS AND CONDITIONS OF OPTIONS.

          a. Options will expire ten years from the date of grant except as follows:

             (1) any option granted within one year prior to the resignation or discharge of the grantee shall expire immediately upon such resignation or discharge;

             (2) except as specified in Section 7a(1) or 7a(3), all options shall expire five years from the grantee's termination of employment but not later than ten years from the date of grant. Termination of employment includes retirement, resignation, discharge or death but does not include an authorized leave of absence;

             (3) the Committee shall have the right to cancel a grantee's unexercised options if the grantee is discharged or accepts employment with a competitor.

          b. Options shall not be exercisable for a period of at least one year from the date of grant, or such longer period as may be designated by the Committee at time of grant, except in the case of death or retirement wherein shares will be exercisable six months after grant. Options are exercisable only by the grantee or the grantee's personal representatives.

          c. Options shall not be transferable except by will or the laws of descent and distribution.

          d. The number of shares subject to any unexercised option and the option price per share shall be adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure of Rohm and Haas Company including reorganization, recapitalization, merger and consolidation.

          e. The aggregate fair market value of the shares for which any employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000.

  8. EXERCISE OF OPTION. Notice in writing shall be given to the treasurer of Rohm and Haas Company indicating the date of exercise and specifying the number of shares to be exercised at the option price. The obligation of the company to deliver shares upon such exercise shall be subject to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be required, including such steps as counsel for the company shall deem necessary or appropriate to comply with the requirements of relevant securities laws.

  9. PAYMENT OF PURCHASE PRICE. The purchase price shall be paid to the company in full at the time of the exercise of the option either (a) in cash (including check, bank draft, money order or the assignment of cash from the simultaneous sale of the shares whose option is being exercised) or (b) at the discretion of the Committee, by delivering company common stock currently owned by the grantee or (c) a combination of company common stock and cash. The fair market value of stock delivered to the company in a stock-for-stock exercise shall be the average of the high and low prices as reported on the New York Stock Exchange composite transaction quotations for the day preceding the day of exercise. All stock delivered in a stock-for-stock exercise shall have been held by the grantee for a minimum of six months.

  10. EFFECTIVE DATE AND DURATION OF PLAN. This plan shall take effect on January 1, 1992. The plan shall continue until December 31, 2001 and no option shall be granted thereafter.

  11. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The board of directors of Rohm and Haas Company may at any time suspend, terminate or amend the plan in such respects as the board deems to be in the best interests of the company. No such amendment, without the approval of the stockholders, shall extend the duration of the plan, increase the maximum number of shares for which options may be granted, reduce the option price below fair market value at the time of grant or modify any term required by sec. 162(m) of the Internal Revenue Code of 1986, as amended. No amendment shall adversely affect the right of grantees or their successors in interest, under the terms of options granted prior to the effective date of the amendment. All options granted and outstanding at the time of termination of the plan, whether by the lapse of time under section 10 or by action of the board under this section 11, shall remain in effect until exercised in full or expired.

                                                           ROHM AND HAAS COMPANY
                                                   NOTICE OF 1994 ANNUAL MEETING
                                                             AND PROXY STATEMENT

THIS DOCUMENT HAS BEEN PRINTED ENTIRELY ON RECYCLED PAPER.                [LOGO]

ROHM AND HAAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints P. F. Miller, Jr., J. P. Mulroney and J.
L. Wilson, and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 2, 1994, and at any adjournment thereof, and to vote the shares of stock of the company which the undersigned if personally present would be entitled to vote. If the undersigned participates in the Rohm and Haas Employees Savings Plan, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust and the non-ESOP Thrift Fund to vote shares held in the Trusts as indicated on this card.

(Continued and to be SIGNED on the other side)

          THIS PROXY WILL BE VOTED AS DIRECTED BELOW; WHERE NO DESIGNATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR THE PROPOSALS 2, 3 AND 4.

          The Board of Directors recommends a vote FOR the election of the proposed directors and FOR the compensation plan proposals.

          1. ELECTION OF DIRECTORS:

                   / / FOR     / / WITHHELD

          G. B. Beitzel, D. B. Burke, E. G. Graves, J. A. Henderson, J. H. McArthur, P. F. Miller, Jr., S. O. Moose, J. P. Mulroney, R. E. Naylor, G. S. Omenn, R. H. Schmitz, A. Schriesheim, M. C. Whittington, J. L. Wilson

          / / FOR, except vote withheld from the following nominee:

          ----------------------------------------------------------------


          2. Proposal to adopt the Rohm and Haas Top Executive Annual Award Plan
                   / / FOR     / / AGAINST     / / ABSTAIN

          3. Proposal to adopt the Rohm and Haas Top Executive Long-Term Award Plan
                   / / FOR     / / AGAINST     / / ABSTAIN

          4. Proposal to amend the Rohm and Haas Stock Option Plan of 1992
                   / / FOR     / / AGAINST     / / ABSTAIN

          5. In their discretion on such other business as may properly come before the meeting.
                   / / FOR     / / AGAINST     / / ABSTAIN


Signature(s) of Stockholder(s)

- ------------------------------------------------------------------------------
                                                                      Date

- ------------------------------------------------------------------------------

Please sign your name exactly as it appears to the left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please give your full title.